Exhibit (d)(2)

SCHEDULE A

As of March 2025

PORTFOLIO	EFFECTIVE DATE OF AGREEMENT	CONTRACTUAL RATE OF MANAGEMENT FEES
Calvert International Responsible Index ETF	Effective Date: January 18, 2023	0.18% of average daily net assets
Calvert Ultra-Short Investment Grade ETF	Effective Date: January 18, 2023	0.24% of average daily net assets
Calvert US Large-Cap Core Responsible Index ETF	Effective Date: January 18, 2023	0.15% of average daily net assets
Calvert US Large-Cap Diversity, Equity and Inclusion Index ETF	Effective Date: January 18, 2023	0.14% of average daily net assets
Calvert US Mid-Cap Core Responsible Index ETF	Effective Date: January 18, 2023	0.15% of average daily net assets
Calvert US Select Equity ETF	Effective Date: January 18, 2023	0.29% of average daily net assets
Eaton Vance Ultra-Short Income ETF	Effective Date: October 2, 2023	0.17% of average daily net assets
Eaton Vance High Yield ETF	Effective Date: October 2, 2023	0.48% of average daily net assets
Eaton Vance Intermediate Municipal Income ETF	Effective Date: October 2, 2023	0.29% of average daily net assets
Parametric Hedged Equity ETF	Effective Date: October 2, 2023	0.29% of average daily net assets
Parametric Equity Premium Income ETF	Effective Date: October 2, 2023	0.29% of average daily net assets
Eaton Vance Floating Rate ETF	Effective Date: January 13, 2024	0.60% of average daily net assets
Eaton Vance Total Return Bond ETF	Effective Date: March 18, 2024	0.32% of average daily net assets
Eaton Vance Short Duration Municipal Income ETF	Effective Date: March 18, 2024	0.19% of average daily net assets
Eaton Vance Short Duration Income ETF	Effective Date: March 2, 2024	0.24% of average daily net assets
Eaton Vance High Income Municipal ETF	Effective Date: February 27, 2025	0.39% of average daily net assets
Eaton Vance CLO Investment Grade Income ETF	Effective Date: To be determined	0.20% of average daily net assets
Eaton Vance Strategic Income Opportunities ETF	Effective Date: To be determined	0.55% of average daily net assets
Parametric Equity Plus ETF	Effective Date: November 8, 2024	0.29% of average daily net assets
Eaton Vance Mortgage Opportunities ETF	Effective Date: To be determined	0.45% of average daily net assets